                                                                    Exhibit 10.4

                        SOUTHERN PERU COPPER CORPORATION

                          SUPPLEMENTAL RETIREMENT PLAN

                (As Amended and Restated as of November 4, 1999)

SECTION 1.    EFFECTIVE DATE.

The effective date of the Supplemental Retirement Plan (the "Plan") as originally adopted is December 12, 1990. The effective date of the Plan as hereby amended and restated is November 4, 1999.

SECTION 2.    DEFINITIONS.

1.  BENEFITS. The amount calculated under Section 4 for each Eligible Employee.

2.  BENEFIT COMMENCEMENT DATE. The date benefits commence under the Pension
    Plan.

3.  BOARD. The Board of Directors of Southern Peru Copper Corporation.

4.  CODE. The Internal Revenue Code of 1986, as amended.

5. COMMITTEE. The Compensation Committee of the Board or any individual or individuals to whom it delegates authority.

6.  COMPANY. Southern Peru Copper Corporation.

7. DEFERRAL AMOUNT. Any Benefit amount, including earnings thereon, receipt of which is deferred under Section 7.

8.  DISABILITY. permanent and total disability as defined in the Pension Plan.

9.  ELIGIBLE EMPLOYEE. Any employee who meets the eligibility criteria of
    Section 3.

10. INVESTMENT MANAGER. The investment company selected by the Company for deemed investment of deferred benefits.

11. PENSION PLAN. The Retirement Benefit Plan for Salaried Employees of Southern Peru Copper Corporation.

SECTION 3.    ELIGIBILITY.

All salaried employees of the Company or of any subsidiary specifically designated by the Company, whose retirement benefits payable under the Pension Plan, are reduced:

    (i)       due to the benefit limitations of Section 415 of the Code; or

    (ii) due to the requirement of Section 401(a)(17) of the Code that compensation in excess of the limit in effect for a particular year thereunder may not be taken into account for Pension Plan purposes; or

    (iii) due to participation in any Company plan or program that provides for elective pre-tax deferrals (the reductions under this Section 3(i), (ii), and (iii) hereinafter collectively referred to as "Code Reductions") shall be eligible as to Benefits under this Plan.

SECTION 4.    CALCULATION OF BENEFITS.

The Company will pay or cause to be paid to each Eligible Employee or surviving spouse of such Eligible Employee (as defined in the Pension Plan), as the case may be, who receives payment under the Pension Plan (for purposes of this section 4 each a "Recipient"), a Benefit which is equivalent to the excess, if any, of

    (i) the amount such Recipient would have received under the Pension Plan for each calendar year, taking into account all provisions of the Pension Plan in effect and applicable from time to time to the Recipient, except for the Code Reductions; over

    (ii) the amount the Recipient is entitled to receive under the Pension Plan for such year, taking into account the Code Reductions.

SECTION 5.    PAYMENT OF BENEFITS.

(a) Except as otherwise provided herein, Benefits under the Plan shall be paid in a lump sum, in cash, promptly upon the occurrence of the Eligible Employee's Benefit Commencement Date.

(b) An Eligible Employee may elect to receive annuity payments under the Plan in the same form and at approximately the same time as payments are to be made to the Eligible Employee under the Pension Plan. Such an election must be made in writing at least twelve (12) months prior to the Benefit Commencement Date, except in the event of termination by reason of "Disability", in which case the election may be made at any time prior to the date of termination. An election under this subsection may be amended at any time provided that no such amendment shall be given effect unless it is made in writing at least twelve (12) months prior to the date of termination.

SECTION 6.    DEATH OF EMPLOYEE.
Upon the death of an Eligible Employee:

    (i) Who has elected an annuity form of payment pursuant to Section 5(b), the Eligible Employee's beneficiary under the Pension Plan shall receive the Benefit described in Section 4 above, if any, in the same form and approximately at the same time as payments are made to such beneficiary under the Pension Plan.

    (ii) Who has not elected an annuity form of payment pursuant to Section 5(b), the Eligible Employee's surviving spouse, if any, shall receive any Benefits at the same time as provided in Section 5, except a valid election under Section 7 shall survive the death of the Eligible Employee. In such case, the surviving spouse shall have the same rights as are provided to the Eligible Employee pursuant to Section 7 below except that further deferrals will not be permitted. If there is no surviving spouse, the amount payable pursuant to this subsection shall be paid as soon as practicable in a lump sum to the Eligible Employee's beneficiary, or if none, to his estate

SECTION 7.    INVESTMENT OF DEFERRAL AMOUNTS.

(a) Any Deferral Amount shall be deemed invested in accordance with an election to be made by the Eligible Employee in such investment vehicles as are provided under rules established by the Committee. SPCC will attempt to follow the Eligible Employee's elections, but will not be required to do so. Regardless of whether the Eligible Employee's elections are followed, the Deferral Amount shall be credited with deemed earnings, gains, losses, expenses, and changes in the fair market value of such Deferral Amount as if SPCC had followed such investment designations. All elections and amendments to elections shall be in accordance with rules, if any, as shall be established by the Committee.

(b) The election of a deemed investment option is the sole responsibility of each Eligible Employee. Neither SPCC, nor the Committee that administers the Plan, nor any trustee of any trust that may be established in connection with the Plan are authorized or permitted to advise (or shall have any liability with respect to) an Eligible Employee as to the election of any option or the manner in which his Deferral Amount shall be deemed to be invested.

SECTION 8.    VALUE OF BENEFITS.

The amount of the lump sum referred to in Section 5(a) shall be the present value of the Benefit amount determined under Section 4 (after taking into account, if applicable, any reductions as set forth in the Pension Plan to reflect the commencement of payments prior to age 65) by assuming that the Eligible Employee has elected a single life annuity under the Pension Plan and by using the following actuarial assumptions:

(a) DISCOUNT RATE. The discount rate used in computing the present value of benefits payable under the Plan is the yield on 10-year treasury notes on the Eligible Employee's Benefit Commencement Date, or if a legal holiday, the first business day immediately following the Benefit Commencement Date. At any time during a thirteen month period ending with the Benefit Commencement Date, an Eligible Employee may designate an alternative date for fixing the interest rate (the Alternative Date) used to calculate the value of the lump sum distribution. The designation must be in writing, and the Alternative Date must be within 7 calendar days of the date the designation is received by the Company. The designation of the Alternative Date for fixing the interest rate, once made, may not be changed for any reason. Notwithstanding the foregoing, if an Eligible Employee designates an Alternative Date under this subsection in contemplation of commencing benefits under the Pension Plan, such designation will survive a subsequent postponement of the commencement of benefits under the Pension Plan by such Eligible Employee, except that, if the yield on 10-year treasury notes on the Benefit Commencement Date is higher than on the Alternative Date, the yield on the Benefit Commencement Date will be used.

(b) MORTALITY TABLE. The Mortality Table used will be that contained in U.S. Internal Revenue Service Revenue Ruling 95-6 or any succeeding Revenue Ruling issued by the Internal Revenue Service for use in applying the provisions of Sections 415 and 417(e) of the Internal Revenue Code.

SECTION 9.    EMPLOYEE'S RIGHTS UNSECURED.

The right of any Eligible Employee to receive benefits under the provisions of the Plan shall be contractual in nature only; however, the amounts of such benefits may be held in a trust, the assets of which shall be subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency only. Any amounts paid from such trust shall reduce the amount of benefits owed by the Company.

SECTION 10.   SEVERABILITY.

The provisions of this Plan shall be severable, and if any one or more provisions shall be considered or held to be invalid or unenforceable, or shall result in a portion of the Plan being treated as a pension plan under Title I of ERISA, the remaining provisions shall continue to be valid and enforceable.

SECTION 11.   PARTICIPATION IN OTHER PLANS.

Nothing in this Plan will affect any right which an Eligible Employee may otherwise have to participate in any other retirement plan, or agreement, which the Company may have now or hereafter.

SECTION 12.   DISCRETION OF COMPANY AND BOARD.

Any decision made or action taken by the Company or by the Board arising out of or in connection with the construction, administration, interpretation, and effect of the Plan shall lie within the absolute discretion of the Company or the Board, as the case may be, and shall be final, conclusive and binding upon all persons.

SECTION 13.   ASSIGNMENT.

No right or interest of the Eligible Employee under this Plan shall be subject to voluntary or involuntary alienation, assignment or transfer of any kind.

SECTION 14.   COST TO BE BORNE BY SUBSIDIARY.

If any payment under this Plan is to be made to an Eligible Employee on account of any employee's service for a subsidiary of the Company, the cost of such payment shall be borne in such proportions as the Company and such subsidiary shall determine.

SECTION 15.   AMENDMENT.

This Plan may at any time or from time to time be amended, modified, discontinued or terminated by the Board if, in its sole discretion, such a change is deemed necessary and desirable.

SECTION 16.   GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused this Amendment to its Supplemental Retirement Plan to be duly adopted and executed by its duly authorized officers and its corporate seal affixed hereto as of November 4, 1999.

                                  Southern Peru Copper Corporation

                                  By: /s/ Oscar Gonzalez Rocha
                                      ------------------------
                                            President

                                  By: /s/ Daniel Tellechea Salido
                                      ---------------------------
                                           Vice President


Attest:

/s/ Susana D. Delanney
----------------------
 Assistant Secretary


[SEAL]